PROMISSORY NOTE PURCHASE AGREEMENT

THIS PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”) made and entered into effective as of the 29th day of August, 2016 (the “Effective Date”), by and among GLOBAL HEALTHCARE REIT, INC., a Utah corporation (“Purchaser”), and JOE COLLINS (“Collins”), FRANK DICRISTINA (“DiCristina”), DICK EDELMAN (“Edelman”) DAVID HOLEWINSKI (“Holewinski”), HP LONOKE, LLC (“HP Lonoke”) RYAN SCHINDLER (“Schindler”), and STANLEY PARTNERS, LLLP (“Stanley”) (each individually a “Seller” and collectively “Sellers”).

WITNESSETH:

WHEREAS, each Seller owns an undivided interest set forth on Exhibit A hereto (the “Interest” or “Purchased Interest”) in a promissory note in the original principal amount of $1,650,000 (the “Note”) issued by GL Nursing, LLC, a Georgia limited liability company (the “Company”), in favor of GLN Investors, LLC, a Georgia limited liability company (“GLN”); and

WHEREAS, the outstanding principal balance of the Note is $1,550,000; and

WHEREAS, Sellers desires to sell to Purchaser, and subject to the conditions set forth herein Purchaser desires to purchase from Sellers, the Interests on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

1. Transfer of the Purchased Interests. For the consideration hereinafter provided and subject to the terms and conditions herein set forth, on the Closing Date each Seller hereby (i) sells, assigns, transfers and delivers to Purchaser, and Purchaser hereby purchases and acquires from Seller, the Purchased Interests.

2. Purchase Price. Subject to the terms of this Agreement and in reliance on the representations and warranties of Sellers contained herein, the purchase price for the Purchased Interests shall be an aggregate of 1,350,000 shares of the Common Stock, $0.05 par value, of Purchaser, to be allocated pro rata among the Sellers in accordance with their percentage interests in the Note (the “Purchase Price”).

3. Conditions to Closing and Closing Date. The obligation of Purchaser to purchase the Interests is conditioned upon the Company, a wholly-owned subsidiary of Purchaser, securing and consummating an operating lease (“Lease”) for its Willow Pointe facility located in Lonoke, Arkansas having terms satisfactory to Purchaser (the “Closing Condition”). Closing of the purchase and sale of the Interests shall occur by mutual agreement of Sellers and Purchaser no later than five (5) business days following the satisfaction of the Closing Condition. If the Closing Condition is not satisfied on or before September 24, 2016, (the “TermPination Date”) this Agreement shall terminate and the rights and obligations of the parties under this Agreement shall be null and void.

4. Representations of Sellers.

a. In consideration of the transfer and assignment of the Purchased Interests, each Seller represents and warrants that he/she has agreed to sell the Purchased Interests based upon their own investigations of the Company, its financial condition and results of operations, that they have not relied upon any statement, representation or information provided by the Company, or the Purchaser, or their respective affiliates and representatives, in connection with their decision to sell the Purchased Interests for the Purchase Price.

b. Upon the consummation of this Agreement, each Seller represents and warrants that he/it shall have no further interest in the Note and no further interest, direct or indirect, in the Company or GLN.

c. The Interests of Sellers constitute 100% of the outstanding interests in the Note and upon consummation of this Agreement, there shall be no further outstanding interest, direct or indirect, in the Note.

5. Representations of Sellers with Respect to Purchaser’s Shares. Each Seller severally represents and warrants in connection with accepting shares of the Purchaser’s Common Stock as the Purchase Price for the Purchased Interests, as follows:

a. Each of the undersigned, by reason of his/her knowledge and experience in financial and business matters, believes himself capable of evaluating the merits and risks of this investment.

b. In connection therewith, each Seller represents and warrants his/her understanding that this investment is extremely speculative and subject to a high degree of risk. Investor further understands that because of the speculative nature of this investment, he may lose the entire investment and Investor represents that he has the economic wherewithal to absorb a total loss of this investment.

c. The undersigned acknowledges receipt of such information as he deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the purchase or acquisition of the shares. The undersigned acknowledges that the Purchaser has made available to him the opportunity to obtain additional information to evaluate the merits and risks of this investment. The undersigned acknowledges that he had the opportunity to ask questions of the Purchaser, and, to the extent he availed himself of such opportunity, he received satisfactory answers from the Purchaser, or its affiliates, associates, or employees concerning the terms and conditions of the offering.

d. Based upon the foregoing, each Seller acknowledges the risk and highly speculative aspect of the shares he is acquiring in the Purchaser, he is familiar with the management, contemplated operations, financial conditions and all other factors regarding the Purchaser, and has fully satisfied himself with respect to the nature of the investment, and has received no assurances of any kind whatsoever relative thereto, nor have there been any other representations made by the Purchaser or any of its principals or affiliates regarding any potential increment in value of the Purchaser’s stock acquired by Investor.

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e. The undersigned hereby represents, warrants and agrees that he/she is acquiring the shares solely for his own account, for investment, and not with a view to the distribution or resale thereof. The undersigned further represents that his/her financial condition is such that he/she is not under any present necessity or constraint to dispose of such shares to satisfy any existing or contemplated debt or undertaking.

f. THE UNDERSIGNED IS AWARE OF THE FACT THAT THE SHARES OF COMMON STOCK OF PURCHASER HAVE NOT BEEN REGISTERED NOR IS REGISTRATION CONTEMPLATED UNDER THE SECURITIES ACT OF 1933, AND ACCORDINGLY, THAT SUCH SHARES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER SAID ACT OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, A SALE OR TRANSFER MAY BE MADE WITHOUT REGISTRATION THEREUNDER. The undersigned agrees that any certificate evidencing the Shares may bear a legend restricting the transfer thereof subject to the approval of the Purchaser that the transfer is lawful.

g. Sellers agree that the shares being acquired will not be sold, transferred or assigned without a valid registration statement being in effect, or in the opinion of counsel for the Purchaser, pursuant to an exemption from registration.

h. Each Seller represents and warrants that he/she qualifies as an “accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

6. Release. FOR VALUABLE CONSIDERATION, the receipt and sufficiency whereof are hereby acknowledged, each Seller, together with his/her employees, attorneys, agents, affiliates, representatives, successors, spouses, heirs, and assigns , both past and present, (“Releasor”) hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, GLN and the Purchaser, together with their respective affiliates, agents, employees, officers, directors, representatives, shareholders, attorneys, successors and assigns, (“Releasees”) of and from any and all charges, complaints, grievances, claims, actions, causes of action, suits, liabilities, obligations, promises, agreements, demands, controversies, rights, damages, costs, debts, losses, expenses (including attorneys’ fees and costs actually incurred or to be incurred), from any rights claimed or asserted by any reason and any other rights, whether statutory, contractual, or tortious, known or unknown, foreseen or unforeseen, at law or in equity, including damages and consequences known or foreseen resulting from or which may result from any matter, transaction, fact, occurrence or conduct which has occurred or does or shall otherwise exist, at or prior to the date hereof, including, but not limited to, any and all liability for claims, damages, or causes of action of whatsoever kind, known or unknown.

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7. Representations and Warranties of Purchaser. To induce Seller to consummate the purchase and sale transaction contemplated by this Agreement, Purchaser hereby represents and warrants as follows:

a. Purchaser is purchasing the Purchased Interests for its own account.

b. Purchaser is aware that the Purchased Interests have not been registered under any securities laws and may not be resold or transferred except in a transaction which complies with applicable federal and state securities laws, and Purchaser shall not make any such resale or transfer except in compliance with such laws.

c. Upon execution and delivery by Purchaser, this Agreement will constitute the valid and legally binding agreement of Purchaser, enforceable in accordance with its terms.

8. Miscellaneous.

a. Each party hereto agrees to take such further actions and to execute and deliver such additional instruments and documents as the other parties hereto may from time to time reasonably request to effectuate the transfer of the Purchased Interests to Purchaser, and to effect the purposes of this Agreement.

b. The parties hereto agree that they shall bear their own corresponding expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereunder.

c. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly and properly given and received when personally delivered or three (3) days after mailing by United States Mail, postage prepaid, addressed as follows:

If to Purchaser:

8480 Orchard Road, Suite 3600

Greenwood Village, CO 80111

Attn: Lance Baller, Interim CEO

If to Sellers:

or to such other persons or at such different addresses as may be specified in writing, given by one party to the other in accordance with the foregoing.

d. This Agreement constitutes the entire and complete agreement of the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision contained herein may be changed, modified, discharged or terminated orally, but only by an instrument in writing signed by both of the parties hereto.

e. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado. Titles of Paragraphs in this Agreement are for convenience only and neither limit nor amplify the provisions hereof.

f. No assignment or transfer by any party hereto of his rights and obligations hereunder shall be made except with the prior written consent of the other party hereto. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective personal representatives, heirs, successors in interest and permitted assigns.

g. Time is of the essence of this Agreement.

h. No waiver or breach of any provision of this Agreement shall constitute a waiver or breach of any other provision hereof. The failure of any party hereto to insist upon strict adherence to any term of this Agreement on any occasion shall not constitute a waiver or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term contained herein. All remedies provided by law or any agreement hereunder, and the exercise of any such remedy, shall not be deemed an election to the exclusion of any other remedy, any such claim by the other party being hereby waived.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

PURCHASER:

GLOBAL HEALTHCARE REIT, INC., a Utah corporation

By:	/s/ Lance Baller
Lance Baller, Interim CEO

SELLERS:

/s/ Joe Collins
JOE COLLINS

/s/ Frank DiCristina
FRANK DICRISTINA

/s/ Dick Edelman
DICK EDELMAN

/s/ David Holewinski
DAVID HOLEWINSKI

HP LONOKE, LLC

By:	/s/ Elliott Hollander
Elliott Hollander, Manager

/s/ Ryan Schindler
RYAN SCHINDLER

STANLEY PARTNERS, LLLP

By:	STANLEY PARTNERS, INC.
Its:	General Partner

By:	/s/ T. Bahnson Stanely
President

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EXHIBIT A

Seller	Principal Loan Amount Outstanding	Percentage of Aggregate Loan Amount Outstanding	Shares of Company Common Stock (Purchase Price)
Joe Collins	$250,000	16.1%	217,742
Frank DiCristina	$100,000	6.5%	87,097
Dick Edelman	$37,500	2.4%	32,661
David Holewinski	$100,000	6.5%	87,097
HP Lonoke, LLC	$765,000	49.4%	666,290
Ryan Schindler	$197,500	12.7%	172,016
Stanley Partners, LLLP	$100,000	6.5%	87,097
TOTAL:	$1,550,000	100.0%	1,350,000

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